UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 6, 2014

L-3 COMMUNICATIONS HOLDINGS, INC.

L-3 COMMUNICATIONS CORPORATION

(Exact names of registrants as specified in their charters)

DELAWARE	001-14141 333-46983	13-3937434 13-3937436
(State or other Jurisdiction of Incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

600 THIRD AVENUE, NEW YORK, NEW YORK	10016
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (212) 697-1111

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. — Other Events.

(a)(b) On May 6, 2014, L-3 Communications Holdings, Inc. (the “Company”) held its 2014 Annual Meeting of Shareholders (the “Annual Meeting”) as described in the definitive proxy statement for the Annual Meeting filed on March 24, 2014. A quorum was present at the meeting as required by the Company’s Amended and Restated Bylaws. The immediately following chart sets forth the number of votes cast for and against, and the number of abstention votes and broker non-votes, with respect to each matter voted upon by the Company’s shareholders:

Proposal 1 – Election of Directors

The following four directors were elected to the Board of Directors of the Company to serve as directors until the 2015 Annual Meeting of Shareholders and until their successors have been duly elected and qualified.

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes

Ann E. Dunwoody	69,659,616	1,149,811	1,042,326	6,745,972

Vincent Pagano, Jr.	69,388,928	1,329,130	1,133,695	6,745,972

H. Hugh Shelton	69,247,747	1,544,370	1,059,636	6,745,972

Michael T. Strianese	68,345,532	2,408,564	1,097,657	6,745,972

Proposal 2 – Ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm

The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was ratified.

Votes For	Votes Against	Votes Abstained

75,973,680	1,693,686	930,359

Proposal 3 – Approve, in a non-binding, advisory vote, the compensation paid to our named executive officers

The shareholders approved in a non-binding, advisory vote the compensation paid to our named executive officers.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

67,758,468	2,646,505	1,446,780	6,745,972

Proposal 4 – Approve a shareholder proposal regarding equity retention by senior executives

The shareholder proposal regarding equity retention by senior executives, was not approved.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

20,478,947	49,796,645	1,576,161	6,745,972

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

L-3 COMMUNICATIONS HOLDINGS, INC. L-3 COMMUNICATIONS CORPORATION

By:	/s/ Allen E. Danzig
	Name:	Allen E. Danzig
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Dated: May 8, 2014